EXHIBIT 5.1

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 (No. 333-192018) of Barrick Gold Corporation (“Barrick”) of our report dated February 13, 2013 relating to the consolidated financial statements and effectiveness of internal control over financial reporting which appears in Barrick’s annual audited consolidated financial statements for the year ended December 31, 2012. We also consent to the reference to us under the heading “Independent Auditors” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

November 1, 2013